                                                                     Exhibit 4.2


                         TUMBLEWEED SOFTWARE CORPORATION


                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                FEBRUARY 26, 1999

                                TABLE OF CONTENTS


SECTION  1.       General.........................................................................................1
         1.1      Definitions.....................................................................................1

SECTION  2.       RESTRICTIONS ON TRANSFER........................................................................3

SECTION  3.       REGISTRATION....................................................................................4
         3.1      Demand Registration.............................................................................4
         3.2      Piggyback Registrations.........................................................................5
         3.3      Form S-3 Registration...........................................................................5
         3.4      Expenses of Registration........................................................................6
         3.5      Obligations of the Company......................................................................7
         3.6      Termination of Registration Rights..............................................................8
         3.7      Delay of Registration; Furnishing Information...................................................8
         3.8      Indemnification.................................................................................8
         3.9      Assignment of Registration Rights..............................................................10
         3.10     Amendment of Registration Rights...............................................................10
         3.11     Limitation on Subsequent Registration Rights...................................................10
         3.12     "Market Stand-Off" Agreement...................................................................10
         3.13     Rule 144 Reporting.............................................................................11

Section  4.       Covenants of the Company.......................................................................11
         4.1      Basic Financial Information and Reporting......................................................11
         4.2      Inspection Rights..............................................................................12
         4.3      Confidentiality of Records.....................................................................12
         4.4      Reservation of Common Stock....................................................................13
         4.5      Stock Vesting..................................................................................13
         4.6      Visitation Rights..............................................................................13
         4.7      Board of Directors Meeting.....................................................................13
         4.8      Proprietary Information and Inventions Agreement...............................................13
         4.9      Real Property Holding Corporation..............................................................14
         4.10     Compensation...................................................................................14
         4.11     Board of Directors.............................................................................14
         4.12     Board of Advisors..............................................................................14
         4.13     Board of Directors Approval....................................................................15
         4.14     Compensation Committee.........................................................................15

Section  5.       Rights of First Refusal........................................................................15
         5.1      Subsequent Offerings...........................................................................15
         5.2      Exercise of Rights.............................................................................15
         5.3      Excluded Securities............................................................................16
         5.4      Limitation on Subsequent Rights of First Refusal...............................................17



Section  6.       Miscellaneous..................................................................................17
         6.1      Governing Law..................................................................................17
         6.2      Survival.......................................................................................17
         6.3      Successors and Assigns.........................................................................17
         6.4      Termination....................................................................................17
         6.5      Transfer of Rights.............................................................................17
         6.6      Severability...................................................................................18
         6.7      Amendment and Waiver...........................................................................18
         6.8      Delays or Omissions............................................................................18
         6.9      Notices........................................................................................18
         6.10     Attorneys' Fees................................................................................18
         6.11     Titles and Subtitles...........................................................................19
         6.12     Counterparts...................................................................................19


                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This Amended and Restated Investors' Rights Agreement (the "Agreement") is entered into as of the 26th day of February, 1999, by and among TUMBLEWEED SOFTWARE CORPORATION, a California corporation (the "Company"), the holders of the Company's Series A and Series A-1 Preferred Stock ("Series A Stock"), the Founders (as hereinafter defined), the holders of the Company's Series B and Series B-1 Preferred Stock ("Series B Stock") and the holders of the Company's Series C and Series C-1 Preferred Stock ("Series C Stock") under that certain Series C Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement").

                                    RECITALS

         WHEREAS, the Company, the Founders and the holders of Series A Stock and Series B Stock are parties to that certain Amended and Restated Investors' Rights Agreement dated August 21, 1997 (the "Prior Agreement") pursuant to which the Company granted the holders of Series A Stock and Series B Stock certain participation, registration and information rights;

         WHEREAS, the Company proposes to sell and issue up to Six Million (6,000,000) shares of its Series C Stock pursuant to the Purchase Agreement;

         WHEREAS, as a condition of entering into the Purchase Agreement, the Purchasers have requested that the Company extend to them registration rights, information rights and other rights as set forth below; and

         WHEREAS, the Company, the Founders and the Investors (as hereinafter defined) intend that this Agreement shall supersede the Prior Agreement, and that the Prior Agreement shall terminate upon the closing of the sale and issuance of the Series C Stock to the purchasers of Series C Stock.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1.        GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         "Founders" shall mean Jeffrey C. Smith and Jean-Christophe D. Bandini.

         "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 3.9 hereof.

         "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock (the "Common Stock") registered under the Securities Act.

         "Investors" shall mean the holders of the Series A Stock and Series B Stock, the purchasers of the Series C Stock and the Founders.

         "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 3 of this Agreement are not assigned.

         "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

         "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). In the case of registration pursuant to Section 3.1, "Registration Expenses" also shall include the reasonable fees and expenses of a single special legal counsel for the Holders not to exceed $15,000 and the fees and expenses of any special audits not to exceed $15,000 related to such registration.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

         "Shares" shall mean (i) shares of Common Stock beneficially owned or held by the Founders, (ii) the Company's Series A Stock issued pursuant to the Series A Preferred Stock Purchase Agreement dated August 28, 1996, (iii) the Company's Series B Stock issued pursuant to the Series B Preferred Stock Purchase Agreement dated August 21, 1997 and (iv) the Company's Series C Stock issued pursuant to the Purchase Agreement.



SECTION 2.        RESTRICTIONS ON TRANSFER

                  (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                           (i) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) (A) The transferee has agreed in writing to be
bound by this Section 2, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                           Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 2 to the same extent as if he were an original Holder hereunder.

                  (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

                  (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.



SECTION 3.        REGISTRATION.

         3.1      DEMAND REGISTRATION.

                  3.1.1 Subject to the conditions of this Section 3.1, if the Company shall receive a written request from the Holders of more than twenty percent (20%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of their Registrable Securities or a lesser percentage if the Registrable Securities to be registered will have an aggregate offering price to the public in excess of $2,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.1, effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                  3.1.2 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1.1. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  3.1.3 The Company shall not be required to effect a registration pursuant to this Section 3.1 prior to the earlier of:

                           (i)  August 15, 2001; or

                           (ii) after the Company has effected two (2)
registrations pursuant to this Section 3.1, and such registrations have been declared or ordered effective; or

                           (iii) during the period starting with the date of
filing of, and ending on the date one (1) year following the effective date of, the registration statement pertaining to the Initial Offering; or

                           (iv) if within thirty (30) days of receipt of a
written request from Initiating Holders pursuant to Section 3.1.1, the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days; or

                           (v) if the Company shall furnish to Holders
requesting a registration statement pursuant to this Section 3.1, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than twice in any one-year period.

         3.2 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  3.2.1 UNDERWRITING. If the registration statement under which the Company gives notice under this Section 3.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

                  3.2.2 RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.4 hereof.

         3.3 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  3.3.1 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                  3.3.2 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.3:

                           (i) if Form S-3 (or any successor or similar form) is
not available for such offering by the Holders, or

                           (ii) if the Holders, together with the holders of any
other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

                           (iii) if the Company shall furnish to the Holders a
certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.3, provided, that such right to delay a request shall be exercised by the Company no more than twice in any one-year period, or

                           (iv) if the Company has already effected two (2)
registrations on Form S-3 for the Holders pursuant to this Section 3.3, or

                           (v) in any particular jurisdiction in which the
Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  3.3.3 Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

                  3.4 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3.1 or any registration under
Section 3.2 or Section 3.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 3.1 or 3.3, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section
3.1 or Section 3.3, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the

Holders shall not forfeit their rights pursuant to Section 3.1 or Section 3.3 to a demand registration.

         3.5 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  3.5.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to sixty (60) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  3.5.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  3.5.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  3.5.4 Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  3.5.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  3.5.6 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  3.5.7 Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

         3.6 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 3 shall terminate and be of no further force and effect five
(5) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock of the Company (the "Preferred Stock") on an as converted basis) and (iii) all Registrable Securities held by such Holder may be sold under Rule 144 during any one hundred eighty (180) day period.

         3.7      DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  3.7.1 No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

                  3.7.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.1, 3.2 or 3.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         3.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 3.1, 3.2 or 3.3:

                  3.8.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  3.8.2 To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this
Section 3.8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.8 exceed the proceeds from the offering received by such Holder.

                  3.8.3 Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

                  3.8.4 If the indemnification provided for in this Section 3.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

                  3.8.5 The obligations of the Company and Holders under this
Section 3.8 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. In the event any offering of Registrable Securities is underwritten, and the underwriting agreement provides for indemnification and/or contribution by the Company and the Holders offering securities thereunder, the indemnification and/or contribution obligations of the Company and the Holders hereunder shall in no event exceed the obligations of the parties set forth in such underwriting agreement.

         3.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, parent, general partner, limited partner or retired partner of a Holder, or an employee of a partner or shareholder of a Holder or, if such partner or shareholder of Holder is a partnership or corporation, a partner or shareholder of such partnership or corporation, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); PROVIDED, HOWEVER, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         3.10 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 3 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities which are not held by the Founders, unless such amendment or waiver adversely affects the Founders differently than the other Holders. Any amendment or waiver effected in accordance with this Section 3.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 3, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

         3.11 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, if the Company shall enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder, then the Company shall grant the Holders such senior registration rights.

         3.12 "MARKET STAND-OFF" AGREEMENT. If requested by the Company as the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any shares of Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                  (i) such agreement shall apply only to the Company's Initial Offering; and

                  (ii) all officers and directors of the Company and their affiliates enter into similar agreements.

         The obligations described in this Section 3.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         3.13 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 4.        COVENANTS OF THE COMPANY.

         4.1      BASIC FINANCIAL INFORMATION AND REPORTING.

                  4.1.1 The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  4.1.2 As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected the Company's Board of Directors.

                  4.1.3 The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  4.1.4 So long as an Investor (with its affiliates) shall own not less than five hundred thousand (500,000) shares of Registrable Securities (as adjusted for stock splits and combinations) (a "Major Investor"), the Company will furnish each such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company as of the end of each such month, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

         4.2 INSPECTION RIGHTS. So long as an Investor holds more than one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations), such Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; PROVIDED, HOWEVER, that the Company shall not be obligated under this
Section 4.2 with respect to a specific Investor if the Board of Directors determines in good faith that such Investor is a competitor of the Company.

         4.3      CONFIDENTIALITY OF RECORDS.

                  4.3.1 Each Investor agrees not to use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its equity investment in the Company. Each Investor shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of and use reasonable best efforts to prevent disclosure of the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each transferee of any Investor who receives Confidential Information shall agree to be bound by such provisions. For purposes of this Section, "Confidential Information": means any information, technical data, or know-how, including, but not limited to, the Company's research, products, software, services, development, inventions, processes, designs, drawings, engineering, marketing, or finances, disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of parts or equipment which written material is stamped "Confidential" or "Proprietary" or if disclosed orally, is promptly confirmed in writing to be Confidential Information.

                  4.3.2 Confidential Information does not include information, technical data or know-how which (i) is in the Investor's possession at the time of disclosure as shown by Investor's files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to the Investor, it is part of the public knowledge or literature, not as a result of any action or inaction of the Investor; (iii) is disclosed to an Investor on a non-confidential basis by a third party having a legal right to such information, (iv) is independently developed by Investor, as properly documented by the Investor, or (v) is approved for release by written authorization of Company. The provisions of this Section shall not apply (i) to the extent that an Investor is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ii) to the disclosure of Confidential Information to an Investor's employees, counsel, accountants or other professional advisors;
(iii) to the extent that an Investor needs to disclose Confidential Information for the protection of any of such Investor's rights or interest against the Company, whether under this Agreement or otherwise; or (iv) to the disclosure of Confidential Information to a prospective transferee of securities which agrees to be bound by the provisions of this Section in connection with the receipt of such Confidential Information.

         4.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

         4.5 STOCK VESTING. Unless otherwise approved by the Compensation Committee of the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows:
(i) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the company, and (ii) seventy-five percent (75%) of such stock shall vest ratably over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

         4.6 VISITATION RIGHTS. The Company shall allow one representative of each of Draper Fisher Associates III, L.P., Adobe Ventures II, L.P. and Hambrecht and Quist LLC to attend all meetings of the Company's Board of Directors in a nonvoting capacity in addition to any representative who is a member of the Board of Directors.

         4.7 BOARD OF DIRECTORS MEETING. The Board of Directors shall meet at least six (6) times per year until a majority of the Board of Directors decides to reduce the number of meetings.

         4.8 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached to the Purchase Agreement.

         4.9 REAL PROPERTY HOLDING CORPORATION. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("FIRPTA"). The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. ss. 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. ss. 1.897- 2(h)(1)(iv) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

         4.10 COMPENSATION. The Company shall not pay or provide aggregate cash compensation in excess of $100,000 to any employee during any calendar year unless such compensation is approved by the Compensation Committee of the Board of Directors.

         4.11 BOARD OF DIRECTORS. The Board of Directors immediately following the First Closing (as defined in the Purchase Agreement) shall be Jeffrey C. Smith (the "Smith Director"), Jean-Christophe D. Bandini (the "Bandini Director"), Mark Jung (the "Board Director"), Eric Hautemont (the "Founder Director"), Standish O'Grady, David Marquardt and Tim Draper. Tim Draper shall represent the holders of Series A Preferred Stock (the "Series A Director"). Standish O'Grady and David Marquardt shall represent the holders of Series B Preferred Stock (the "Series B Directors"). The Board Director shall be nominated by the unanimous written consent of the Smith Director, the Bandini Director, the Series A Director and the Series B Directors, and the Board Director shall not be an officer, employee, affiliate or consultant of the Company, Draper, Fisher III, L.P. ("Draper Fisher"), Adobe Systems Incorporated ("Adobe"), Hambrecht & Quist LLC ("H&Q"), Adobe Ventures II, LLP ("Adobe Ventures") or Hikari Tsushin, Inc. The Founder Director shall be appointed by the unanimous consent of the Founders. The Series B Directors shall not be officers, employees, affiliates or consultants of Adobe. Each Holder hereby severally agrees to vote its shares of Company stock for, and otherwise to use such Holder's best efforts to cause, the election of the directors as provided in this Section. In addition, in the event of the resignation, removal, death or incapacity of any director, each Holder hereby severally agrees to vote its shares of Company stock for a replacement director selected by (i) the departing director or its designee, with respect to the vacancy of the Smith Director or the Bandini Director, as the case may be, (ii) Draper Fisher, with respect to a vacancy of the Series A Director, (iii) the unanimous consent of the Smith Director, the Bandini Director, the Series A Director and the Series B Directors, with respect to a vacancy of the Board Director, (iv) the unanimous consent of the Founders, with respect to a vacancy of the Founder Director, (v) Adobe Ventures, with respect to a vacancy of one of the Series B Directors and
(vi) August Capital, L.P., with respect to a vacancy of the other Series B Director. This voting agreement is coupled with an interest and may not be revoked without the written consent of Draper Fisher, Adobe Ventures, August Capital, L.P., the Founders, and a majority of the holders of each of the Preferred Stock and the Common Stock, voting separately as a class. Unless earlier terminated pursuant to this Agreement, this Section 4.11 will terminate ten years from the date hereof. In the event of a vacancy of the Board of Directors, the Company may reduce the authorized number of directors pending a replacement selected in accordance with the terms hereof.

         4.12 BOARD OF ADVISORS. So long as Adobe Ventures holds more than fifty percent (50%) of its Registrable Securities purchased pursuant to the Series B Preferred Stock Purchase Agreement, the Company shall appoint a nominee mutually acceptable to the Company and Adobe to the Company's Board of Advisors.

         4.13 BOARD OF DIRECTORS APPROVAL. The Company shall not without the approval of a disinterested majority of the Board of Directors for items (i),
(v), (vi) and (vii) or the Compensation Committee for items (ii), (iii) and (iv) take any of the following actions:

                  (i) elect an officer of the Company;

                  (ii) approve any employment agreements;

                  (iii) adopt any compensation programs including bonus programs or set the compensation levels, including option or stock grants, for any officers and key employees of the Company;

                  (iv) adopt any stock option plan or amend any stock option plan to increase the number of shares of Common Stock reserved under such plan;

                  (v) approve any annual budgets, business plans or financial projections;

                  (vi) enter into any lease or purchase of real property; and

                  (vii) enter into any obligation or commitment in excess of $25,000, including capital equipment leases or purchases, which are outside of the business plan or budget approved pursuant to Section 4.13(v).

         4.14 COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors, consisting solely of non-employee directors, shall continue to be authorized to approve employee compensation, including the grant of stock options, annual compensation and bonuses.

         4.15 BOARD OF TUMBLEWEED SOFTWARE, K.K. So long as Hikari Tsushin, Inc. ("Hikari") holds more than fifty percent (50%) of its Registrable Securities purchased pursuant to the Purchase Agreement, the Company shall vote its shares of capital stock of Tumbleweed Software, K.K. for the election of a director to the Board of Directors of Tumbleweed Software, K.K. acceptable to Hikari.

SECTION 5.        RIGHTS OF FIRST REFUSAL.

         5.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its pro rata share of the Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
5.3 hereof. Each Investor's pro rata share is equal to the ratio of (A) the number of shares of the Series A Stock, Series B Stock and Series C Stock, on an as converted to Common Stock basis, which such Purchaser holds immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Series A Stock, Series B Stock and Series C Stock, on an as converted to Common Stock basis, plus the outstanding Common Stock immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security of the Company or (iv) any such warrant or right.

         5.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased, subject to the consummation of the issuance of Equity Securities in accordance with the written notice. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

         5.3 EXCLUDED SECURITIES. The rights of first refusal established by this Section 5 shall have no application to any of the following Equity
Securities:

                  5.3.1 shares of Series C Stock provided for in the Purchase Agreement;

                  5.3.2 Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by a majority of the Board of Directors;

                  5.3.3 stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 5 applied with respect to the initial sale or grant by the Company of such rights or agreements;

                  5.3.4 any Equity Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of all or substantially all of the assets, or other reorganization;

                  5.3.5 shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

                  5.3.6 shares of Common Stock issued upon conversion of the Shares;

                  5.3.7 any Equity Securities issued in connection with an equipment purchase or leasing transaction or a revolving credit or term loan transaction where the principal purpose of such transaction is not to receive additional capital from the issuance of such Equity Securities;

                  5.3.8 any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

                  5.3.9 shares of the Company's Common Stock or Preferred Stock or options or warrants for the purpose of such securities issued in connection with strategic transactions involving the Company and other entities, including
(A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by two-thirds (2/3) of the authorized members of the Company's Board of Directors;

                  5.3.10 shares of Equity Securities issued in connection with the acquisition of a license, technology transfer or acquisition or similar transaction; provided that such license transaction, and the issuance of shares therein, have been approved by two-thirds (2/3) of the authorized members of the Company's Board of Directors;

                  5.3.11 shares of Equity Securities issued by the unanimous consent of the Board of Directors of the Company; and

                  5.3.12 shares of Equity Securities issued by amendment, waiver or extension of any securities issued prior to the First Closing, as such term is defined in the Purchase Agreement, or issued pursuant to clauses 5.3.1 through 5.3.11 hereof.

         5.4 LIMITATION ON SUBSEQUENT RIGHTS OF FIRST REFUSAL. After the date of this Agreement, if the Company shall enter into any agreement with any investor or prospective investor of any securities of the Company that would grant such investor rights of first refusal senior to those granted to the Investors herein, then the Company shall grant the Investors such senior rights of first refusal.

SECTION 6.        MISCELLANEOUS.

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         6.4 TERMINATION. The covenants contained in Section 4 and the rights contained in Section 5 shall expire and terminate as to each Investor upon the earlier of: (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) the effective date of any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred.

         6.5 TRANSFER OF RIGHTS. The information rights, the right to enforce the covenants contained in Section 4 and the rights contained in Section 5 shall not be transferred or assigned to any party except pursuant to Section 2.

         6.6 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         6.7      AMENDMENT AND WAIVER.

                  6.7.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of more than fifty percent (50%) of the Registrable Securities which are not held by the Founders unless the Founders would be adversely affected differently than the other Holders, in which case a vote by a majority of the Founders shall also be required.

                  6.7.2 Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders or the Investors under this Agreement may be waived only with the written consent of the holders of more than fifty percent (50%) of the Registrable Securities which are not held by the Founders unless the Founders would be adversely affected differently than the other Holders, in which case a vote by a majority of the Founders shall also be required.

                  6.7.3 Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to (i) include additional purchasers of the Company's securities as "Investors," "Holders" and parties hereto or (ii) to include shares of Common Stock subsequently issued by the Company as Registrable Securities hereunder.

                  6.7.4 By execution of this Agreement, the parties to the Prior Agreement consent to the amendment and termination of the Prior Agreement.

         6.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         6.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

         6.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         6.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                             FOUNDERS:

TUMBLEWEED SOFTWARE CORPORATION
                                                     ---------------------------
                                                     Jeffrey C. Smith
By:
   ----------------------------------------
      Jeffrey C. Smith
      President and Chief Executive Officer          ---------------------------
                                                     Jean-Christophe D. Bandini


PURCHASER:

HIKARI TSUSHIN, INC.



By:
   ----------------------------------------
      Name:
      Title:

HOLDERS OF SERIES B STOCK:

DRAPER FISHER ASSOCIATES FUND                TOLMI, L.L.C.


By:                                          By:
   --------------------------------             --------------------------------
   Name:                                        Name:
   Title:                                       Title:

DRAPER FISHER PARTNERS, L.L.C.               BESSEC VENTURES IV, L.P.

                                             By:         , its  General Partner
By:
   --------------------------------          By:
   Name:                                     --------------------------------
   Title:                                       Name:
                                                Title:
ADOBE VENTURES II, L.P.
By: H&Q Adobe Ventures Management II, LLC
    Its General Partner                      BESSEMER VENTURE PARTNERS IV L.P.

                                             By:  Deer IV & Co., its General
                                                  Partner
By:
   --------------------------------          By:
   Name:                                        --------------------------------
   Title:                                       Name:
                                                Title:

H&Q TUMBLEWEED INVESTORS, L.P.
                                             AUGUST CAPITAL, L.P., FOR ITSELF
                                             AND AS NOMINEE FOR:
By:                                          AUGUST CAPITAL STRATEGIC PARTNERS,
                                             L.P.
   --------------------------------          AUGUST CAPITAL ASSOCIATES, L.P.
   Name:
   Title:

SOFINNOVA VENTURE PARTNERS III               By: August Capital Management,
                                                 L.L.C.,
                                                 the general partner for each of
                                                 the foregoing
By:
   --------------------------------
   Name:
   Title:                                    By:
                                                --------------------------------
                                                Name:
                                                Title:

-----------------------------------          INNOVACOM 2
Jeffrey C. Smith


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

HOLDERS OF SERIES A STOCK:

DRAPER FISHER ASSOCIATES FUND III


By:
   --------------------------------          -----------------------------------
   Name:                                     Mark Pastore
   Title:

                                             -----------------------------------
DRAPER FISHER PARTNERS, L.L.C.               Donald R. Emery


By:
   --------------------------------          -----------------------------------
   Name:                                     Gregory C. Smith
   Title:


DRAPER RICHARDS L.P.                         GC&H INVESTMENTS
By:  Draper Richards Management Co.,
     its General Partner


By:                                          By:
   --------------------------------             --------------------------------
   Name:                                        Name:
   Title:                                       Title:

                                             -----------------------------------
                                             William A. Sahlman

------------------------------------
Jeffrey C. Smith                             -----------------------------------
                                             Joseph B. Lassiter III


------------------------------------         -----------------------------------
Jean-Christophe D. Bandini                   Kenneth H. Keller


                                             SOFINNOVA VENTURE PARTNERS III
------------------------------------
Jeffrey J. Baymor
                                             By:
                                                --------------------------------
------------------------------------            Name:
Eric Hautemont                                  Title:

INNOVACOM 2                                  DRAPER ASSOCIATES, L.P.

                                             By:     , its General Partner

By:
   ------------------------------            By:
   Name:                                        ------------------------------
   Title:                                       Name:
                                                Title:

BAYVIEW INVESTORS
                                             BESSEC VENTURES IV, L.P.


By:                                          By:       , its  General Partner
   ------------------------------
   Name:
   Title:
                                             By:
                                                ------------------------------
CHARLES CORFIELD LIVING TRUST                   Name:
  U/A 12/19/91                                  Title:


                                             BESSEMER VENTURE PARTNERS IV L.P.
By:
   ------------------------------            By:  Deer IV & Co., its General
   Name:                                          Partner
   Title:


AUGUST CAPITAL, L.P.                         By:
                                                ------------------------------
By: August Capital Management, L.L.C.,          Name:
    its general partner                         Title:


                                             -----------------------------------
By:                                          Joseph C. Consul
   ------------------------------
   Name:
   Title:
                                             -----------------------------------
                                             Charles N. Corfield

ADDITIONAL PURCHASERS:

AUGUST CAPITAL, L.P.,                        SOFINNOVA VENTURE PARTNERS III
FOR ITSELF AND AS NOMINEE FOR:               By:  Sofinnova Management L.P.,
AUGUST CAPITAL STRATEGIC PARTNERS, L.P.           its general partner
AUGUST CAPITAL ASSOCIATES, L.P.
By:  August Capital Management, L.L.C.,
     the general partner for each of the     By:
     foregoing                                  --------------------------------
                                                Name:
                                                Title:

By:                                          DRAPER FISHER ASSOCIATES FUND III
   ------------------------------
   Mark Wilson
   Member                                    By:
                                                --------------------------------
BESSEC VENTURES IV, L.P.                        Name:
By:  Deer IV & Co. LLC, its General Partner     Title:

                                             DRAPER FISHER PARTNERS, L.L.C.
By:
   ------------------------------
   Robert H. Buescher                        By:
   Manager                                      --------------------------------
                                                Name:
BESSEMER VENTURE PARTNERS IV L.P.               Title:
By:  Deer IV & Co. LLC, its General Partner

                                             DRAPER RICHARDS L.P.
                                             By: Draper Richards Management Co.,
By:                                              its General Partner
   ------------------------------
   Robert H. Buescher
   Manager                                   By:
                                                --------------------------------
ADOBE VENTURES II, L.P.                         Name:
By: H&Q Adobe Ventures Management II, LLC       Title:
       its General Partner
                                             DRAPER ASSOCIATES, L.P.
                                             By:           , its General Partner
By:
   ------------------------------
   Name:
   Title:                                    By:
                                                --------------------------------
H&Q TUMBLEWEED INVESTORS, L.P.                  Name:
                                                Title:

By:
   ------------------------------
   Name:
   Title:

INNOVACOM 2



By:
   ------------------------------
   Name:
   Title:

UNITED PARCEL SERVICE GENERAL
SERVICES CO.


By:
   ------------------------------
   Thomas W. Delbrook
   Vice President

                                    EXHIBIT A
                              SCHEDULE OF INVESTORS
                               NAMES AND ADDRESSES


         Adobe Ventures II, L.P.
                  c/o Hambrecht & Quist
                  One Bush Street
                  San Francisco, CA  94104

         August Capital, L.P.
                  2480 Sand Hill Road, Suite 101
                  Menlo Park, CA 94025

         Jean-Christophe D. Bandini
                  10230 N. Foothill Blvd. Apt. E10
                  Cupertino, CA 95014

         Jeffrey J. Baymor
                  2169 Purisima Creek Road
                  Half Moon Bay, CA 94019

         Bayview Investors Ltd.
                  555 California Street, Suite 2600
                  San Francisco, CA  94104

         Bessec Ventures IV, L.P.
                  1400 Old Country Road, Suite 407
                  Westbury, NY 11590
                  Attention: Robert H. Buescher

         Bessemer Venture Partners IV L.P.
                  1400 Old Country Road, Suite 407
                  Westbury, NY 11590
                  Attention: Robert H. Buescher

         Joseph C. Consul
                  1131 Dwyer Avenue
                  San Jose, CA 95120

         Charles N. Corfield
         Charles N. Corfield Living Trust u/a 12/19/91
                  227 High Street
                  Palo Alto, CA  94301


         Draper Associates, L.P.
         Draper Fisher Associates Fund III

         Draper Fisher Partners, L.L.C.
                  400 Seaport Court, Suite 250
                  Redwood City, CA 94063

         Draper Richards L.P.
                  50 California Street, Suite 2925
                  San Francisco, CA 94111
                  Attention: Robin Donohoe

         Donald R. Emery
                  1608 Castro Street
                  San Francisco, CA 94114

         GC&H Investments
                  One Maritime Plaza, 20th Floor
                  San Francisco, CA 94111

         Hambrecht & Quist Employee Venture Fund, L.P. II
         H&Q Tumbleweed Investors, L.P.
                  c/o Hambrecht & Quist
                  One Bush Street
                  San Francisco, CA 94104

         Eric Hautemont
                  1351 Sacramento Street
                  San Francisco, CA  94109

         Hikari Tsushin, Inc.
                  22F Ohtemachi Nomura Bldg.
                  2-1-1 Ohtemachi, Chiyoda-ku, Tokyo
                  Japan

         Innovacom 2
                  455 Market Street, Suite 1440
                  San Francisco, CA  94105

         Kenneth H. Keller
                  3386 Royal Meadow Lane
                  San Jose, CA 95135

         Joseph B. Lassiter III
                  One Concord Road
                  Weston, MA 02193

         Mark R. Pastore
                  2320 Moraga Street
                  San Francisco, CA 9412

         William A. Sahlman

                  77 Viles Street
                  Weston, MA 02193

         Gregory C. Smith
                  33 Digby Street
                  San Francisco, CA 94131

         Jeffrey C. Smith
                  1305 Altschul Avenue
                  Menlo Park, CA 94025

         Sofinnova Venture Partners III
                  One Market Plaza
                  Steuart Tower, Suite 2630
                  San Francisco, CA  94105

         Tolmi, L.L.C.
                  c/o National Registered Agents
                        of NV, Inc.
                  202 South Minnesota Street
                  Carson City, NV 89703

           with a copy to:

                  Timothy Tomlinson, Esq.
                  Tomlinson Zisko Morosoli & Maser
                  200 Page Mill Road, 2nd Floor
                  Palo Alto, CA 94306

         United Parcel Service General Services Co.
                  55 Glenn Lake Parkway NorthEast
                  Atlanta, Georgia  30328